Exhibit 10(nn)


                                     SYTRON
                              2770 Industrial Lane
                            Broomfield, CO 80020-1630
                               Tel: (303) 469-6100
                               Fax: (303) 469-7100


                                                             As of April 1, 1999



Werren Holdings Limited
Attn: G. A. Witts, Director
8 Queensway House
Queen Street
St. Helier, Jersey JE2 4WD
British Channel Islands

Dear Mr. Witts:

     Please refer to the Stock Purchase Agreement, and all amendments thereto, between Sytron, Inc. (the "Company") and Werren Holdings, Limited (the "Purchaser") dated April 7, 1998, (the "Stock Agreement"). Terms defined in the Stock Agreement and used in this letter agreement are used in accordance with their definitions. The Company and the Purchaser agree as follows:

     (a) The Purchaser owes a remaining balance of $269,250 to the Company which balance is due on April 1, 1999 under the Stock Agreement. The Company hereby agrees to extend to April 30, 2001, the date by which the Purchaser shall pay the Company the sum of $269,250.

     (b) On or about February 11, 1999, the Company filed a registration statement with the U.S. Securities and Exchange Commission (Registration No. 333 - 72173) for the registration of the Company's common stock on behalf of a selling stockholder. The Purchaser, under an agreement dated October, 1995 and modified on July 15, 1996, has the right to demand that the Company include in such registration statement all of the Company's stock owned by the Purchaser. In consideration for the extension granted in this letter agreement, the Purchaser agrees to limit its right to cause the Company to include no more than 691,384 shares of the Company stock heretofore issued to the Purchaser in the registration statement originally filed on February 11, 1999. The Purchaser specifically waives its right (i) to demand that the Company register any other shares issued by it to the Purchaser in any amendment to the February 11, 1999 registration statement, and (ii) to have the 700,000 shares underlying its presently outstanding warrant dated April 7, 1998 to acquire 700,000 shares registered by the Company in any amendment to the February 11, 1999 registration statement.

     This Agreement shall amend and supersede any and all provisions of the Stock Agreement which are inconsistent herewith.

     To confirm your understanding and agreement with the foregoing, please sign where indicated and return to my attention on or before April 2, 1999.


                                                 Very truly yours,

                                                 SYTRON, INC.


                                                 /s/  Rob Howard
                                                 -------------------------------
                                                 Rob Howard, President

CONFIRMED AND AGREED
WERREN HOLDING, LIMITED


/s/ Graeme Alan Witts
--------------------------------
         Name: Graeme Alan Witts
         Position: Director



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